EXHIBIT 1


                                 [Translation]

                                                                   July 29, 2003

                                                        TOYOTA MOTOR CORPORATION


                   Notice Concerning Dissolution of Subsidiary

We hereby notify you that AERO ASAHI CORPORATION ("AERO ASAHI"), subsidiary of TOYOTA MOTOR CORPORATION ("TMC"), has decided to dissolve its subsidiary, Kabushiki Kaisha Chiiki Koku Sogo Kenkyu-jo, as described below.

1.  Name and facts of the subsidiary to be dissolved

    Trade Name:              Kabushiki Kaisha Chiiki Koku Sogo Kenkyu-jo
    Incorporation:           May 11, 1987
    Location:                19, Shinkiba 4-chome, Koto-ku, Tokyo
    Capital:                 JPY 20 million
    Issued shares:           400 shares
    Total assets:            JPY 10,702,397 (as of March 31, 2003)
    Number of employees:     0
    Major client:            AERO ASAHI
    Shareholders:            AERO ASAHI - 95%
                             The Bank of Tokyo-Mitsubishi, Ltd. - 5%
    Content of business:     Local aeronautical consulting
    Business performance:    Net sales for the fiscal year ended March 31, 2003:
                             JPY 0

2.  Schedule for dissolution

    Scheduled to be dissolved in or after August 2003.

3.  Reason for dissolution

    Kabushiki Kaisha Chiiki Koku Sogo Kenkyu-jo began its business for the purpose of regional aeronautical consulting. However, as there are no prospects for continuing its business, AERO ASAHI decided to dissolve Kabushiki Kaisha Chiiki Koku Sogo Kenkyu-jo.

4.  Anticipated effects on the business performance

    The anticipated effects of the dissolution on TMC's performance will be very minor.

                                  [Translation]

                                                                   July 29, 2003

                                                        TOYOTA MOTOR CORPORATION

                   Notice Concerning Dissolution of Subsidiary

We hereby notify you that AERO ASAHI CORPORATION ("AERO ASAHI"), subsidiary of TOYOTA MOTOR CORPORATION ("TMC"), has decided to dissolve its subsidiary, Kabushiki Kaisha Tohoku Asahi Koyo, as described below.

1.  Name and facts of the subsidiary to be dissolved

    Trade Name:              Kabushiki Kaisha Tohoku Asahi Koyo
    Incorporation:           January 18, 2001
    Location:                40-2, Chuo 1-chome, Izumi-ku, Sendai-shi, Miyagi
    Capital:                 JPY 50 million
    Issued shares:           1,000 shares
    Total assets:            JPY 1,194,812 (as of March 31, 2003)
    Number of employees:     0
    Major client:            Tohoku district municipalities
    Shareholder:             AERO ASAHI - 100%
    Content of business:     Location survey
    Business performance:    Net sales for the fiscal year ended March 31, 2003:
                             JPY 0

2.  Schedule for dissolution

    Scheduled to be dissolved in or after August 2003.

3.  Reason for dissolution

    Kabushiki Kaisha Tohoku Asahi Koyo was established as a company in charge of the operation of spatial information business of AERO ASAHI in the Tohoku district. However, because such business has been transferred to AERO ASAHI as a result of restructuring of business operations in order to improve business efficiency, AERO ASAHI decided to dissolve Kabushiki Kaisha Tohoku Asahi Koyo.

4.  Anticipated effects on the business performance

    The anticipated effects of the dissolution on TMC's performance will be very minor.

                                  [Translation]

                                                                   July 29, 2003

                                                        TOYOTA MOTOR CORPORATION

                   Notice Concerning Dissolution of Subsidiary

We hereby notify you that AERO ASAHI CORPORATION ("AERO ASAHI"), subsidiary of TOYOTA MOTOR CORPORATION ("TMC"), has decided to dissolve its subsidiary, Kabushiki Kaisha Tokai Asahi Koyo, as described below.

1.  Name and facts of the subsidiary to be dissolved

    Trade Name:             Kabushiki Kaisha Tokai Asahi Koyo
    Incorporation:          January 18, 2001
    Location:               4-13, Higashi-sakura 1-chome, Higashi-ku,
                            Nagoya-shi, Aichi
    Capital:                JPY 50 million
    Issued shares:          1,000 shares
    Total assets:           JPY 7,984,877 (as of March 31, 2003)
    Number of employees:    0
    Major client:           Tokai and Chubu district municipalities
    Shareholder:            AERO ASAHI - 100%
    Content of business:    Location survey
    Business performance:   Net sales for the fiscal year ended March 31, 2003:
                            JPY 0

2.  Schedule for dissolution

    Scheduled to be dissolved in or after August 2003.

3.  Reason for dissolution

    Kabushiki Kaisha Tokai Asahi Koyo was established as a company in charge of the operation of spatial information business of AERO ASAHI in the Tokai and Chubu district. However, because such business has been transferred to AERO ASAHI as a result of restructuring of business operations in order to improve business efficiency, AERO ASAHI decided to dissolve Kabushiki Kaisha Tokai Asahi Koyo.

4.  Anticipated effects on the business performance

    The anticipated effects of the dissolution on TMC's performance will be very minor.

                                  [Translation]

                                                                   July 29, 2003

                                                        TOYOTA MOTOR CORPORATION

                   Notice Concerning Dissolution of Subsidiary

We hereby notify you that AERO ASAHI CORPORATION ("AERO ASAHI"), subsidiary of TOYOTA MOTOR CORPORATION ("TMC"), has decided to dissolve its subsidiary, Kabushiki Kaisha Asahi Joho Systems, as described below.

1.  Name and facts of the subsidiary to be dissolved

    Trade Name:              Kabushiki Kaisha Asahi Joho Systems
    Incorporation:           April 7, 1992
    Location:                1-1, Higashi-Ikebukuro 3-chome, Toshima-ku, Tokyo
    Capital:                 JPY 30 million
    Issued shares:           600 shares
    Total assets:            JPY 0 (as of March 31, 2003)
    Number of employees:     0
    Major client:            AERO ASAHI
    Shareholders:            AERO ASAHI - 85%
                             Kabushiki Kaisha Higashi-Nihon Asahi Koyo - 10%
                             Kabushiki Kaisha Nishi-Nihon Asahi Koyo - 5%
    Content of business:     Information processing
    Business performance:    Net sales for the fiscal year ended March 31, 2003:
                             JPY 0

2.  Schedule for dissolution

    Scheduled to be dissolved in or after August 2003.

3.  Reason for dissolution

    Kabushiki Kaisha Asahi Joho Systems was established as a company in charge of developing new products in the field of land information system and expanding the application of photogrammetry technology, with regard to the spatial information business of AERO ASAHI. However, because such business has been transferred to AERO ASAHI as a result of restructuring of business operations, AERO ASAHI decided to dissolve Kabushiki Kaisha Asahi Joho Systems.

4.  Anticipated effects on the business performance

    The anticipated effects of the dissolution on TMC's performance will be very minor.

                                  [Translation]

                                                                   July 29, 2003

                                                        TOYOTA MOTOR CORPORATION

                   Notice Concerning Dissolution of Subsidiary

We hereby notify you that AERO ASAHI CORPORATION ("AERO ASAHI"), subsidiary of TOYOTA MOTOR CORPORATION ("TMC"), has decided to dissolve its subsidiary, Kabushiki Kaisha A.E. Consultant, as described below.

1.  Name and facts of the subsidiary to be dissolved

    Trade Name:              Kabushiki Kaisha A.E. Consultant
    Incorporation:           June 6, 1956
    Location:                1-1, Minami-dai 3-chome, Kawagoe-shi, Saitama
    Capital:                 JPY 40 million
    Issued shares:           80,000 shares
    Total assets:            JPY 83,428 (as of March 31, 2003)
    Number of employees:     0
    Major client:            Government and other public offices, local
                             municipalities
    Shareholder:             AERO ASAHI - 100%
    Content of business:     Construction consulting and location survey
    Business performance:    Net sales for the fiscal year ended March 31, 2003:
                             JPY 0

2.  Schedule for dissolution

    Scheduled to be dissolved in or after August 2003.

3.  Reason for dissolution

    Kabushiki Kaisha A.E. Consultant was in charge of construction consulting business of AERO ASAHI. However, because such business has been transferred to AERO ASAHI as a result of restructuring of business operations in order to improve business efficiency, AERO ASAHI decided to dissolve K.K. A.E. Consultant.

4.  Anticipated effects on the business performance

    The anticipated effects of the dissolution on TMC's performance will be very minor.